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                                                                   Exhibit 10.73

                              AGREEMENT AND RELEASE

Michael Nemlich, "Nemlich", was informed by HA-LO INDUSTRIES, INC. ("HA-LO") on or about September 30, 1999 that his Employment Agreement dated April 15, 1996 was being terminated effective September 30, 1999 for financial reasons. "Nemlich" wishes to receive a severance payment to which he would not otherwise be entitled on the occasion of his separation of employment from HA-LO:

In consideration of the foregoing, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged:

1. "Nemlich" agrees that by executing this Release he does hereby, for himself, his heirs, executors, administrators, representatives, successors and assigns, releases and forever discharges HA-LO and each of its employees, representatives, and all persons acting for, by, through, under or in concert with any of them (collectively "HA-LO"), of and from any and all claims, demands, causes of action, suits, debts, accounts, claims for attorney's fees, interest, expenses and costs, damages, judgments, and executions of any nature whatsoever, which "Nemlich", his heirs, executors, administrators, representatives, successors, or assigns, had, or now has, from the beginning of time to the date hereof, against HA-LO, whether based on the April 15, 1996 Employment Agreement, the Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act, as amended, including the Older Workers Benefit Protection Act of 1990, or any other federal or state statute, common law, rule or regulation, whether known or unknown, against HA-LO.

2. "Nemlich" covenants and agrees that for a period of 2 years, commencing on the Agreement's effective date, he will not, directly or indirectly, (a) solicit HA-LO's then-existing accounts or (b) solicit any HA-LO employee or Independent Contractor Sales Representative for purposes of terminating their relationship with HA-LO.

3. "Nemlich" covenants and agrees that for a period of 1 year, commencing on the Agreement's effective date, he will not be employed by or a consultant to, be engaged in any manner whatsoever by, have an ownership interest (direct or indirect) in, or be a lender to, any business or person which competes with HA-LO, in distributing advertising specialties, promotions and incentive programs to third parties (the "Business"), in any geographic area in the United States, where HA-LO is currently engaged in the Business, except for "Nemlich's" passive investment of less than five percent (5%) of the outstanding shares of capital stock of any publicly traded corporation engaged in the Business.

4. "Nemlich" acknowledges and agrees that HA-LO has disclosed propriety, trade secret and confidential information to "Nemlich" which is not in the public domain regarding the Business (the "Protected Information"). Such Protected Information consists of, among other things: (i) business and product plans and development; (ii) creative ideas and developments; (iii) customers;
     (iv) business partners, vendors and suppliers; (v) biographical and financial data of HA-LO and its employees; and (vi) derivatives of all thereof, as is related to the creation, development, marketing, selling, products, operations, personnel and financial plans of the Business. "Nemlich" shall not utilize any such Protected Information for any purpose in competition with or which will be harmful to the Business or its personnel.


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5.   In consideration of such release and other covenants, and provided he does not revoke this Agreement after execution as provided herein, "Nemlich" acknowledges the receipt and sufficiency of the following:

         a. 15 months' wages, less applicable payroll taxes, through December 31, 2000, to be paid at "Nemlich's" current wage rate and on the same schedule on which he is currently paid by HA-LO;

         b. 15 months continuation of "Nemlich's" insurance benefits through December 31, 2000, if any, to be maintained at "Nemlich's" current wage rate and on the same schedule on which he is currently paid by HA-LO;

         c. This will have no effect on the Employee's right to exercise his existing Stock Options. These options will remain as if "Nemlich" had not been terminated;

         d. HA-LO will provide outplacement service for "Nemlich", until December 31, 1999 or make a cash payment of $6,000 less taxes.

         e. "Nemlich" further acknowledges and understands that the above items are not otherwise owed to him under any HA-LO policy.

         f. HA-LO will supply "Nemlich" a laptop computer to be used until December 31, 1999 at no cost. The laptop shall be returned to HA-LO's Director of Human Resources, David McGee, in the condition it was supplied, on or before the close of business on December 31, 1999.

6. Should any HA-LO client, or any officer, director, shareholder, representative or agent of any of HA-LO's clients make any demand, claim, threat or file any suit, action, cause of action or proceeding of any kind or nature against "Nemlich" and/or HA-LO related to or arising out any actions or omissions made by "Nemlich" in his capacity as a HA-LO officer (an "Event"), HA-LO shall defend and respond to such Event on "Hemlich's" behalf and pay all of his reasonable litigation expenses and costs (including reasonable attorneys fees, court costs and other reasonable litigation expenses) on an ongoing basis until such Event is fully and finally terminated. "Nemlich" agrees to cooperate in the defense of any Event and in supplying thorough and accurate information to HA-LO in defending against any Event.

7. "Nemlich" agrees that any payments to be made hereunder are contingent upon his immediate return and surrender of all HA-LO's property, including but not limited to HA-LO's Protected Information and any and all originals and copies of all records notes, memoranda, electronic files, computer disks, cellular phones, credit cards, pagers, created or obtained by "Nemlich" as a result of or in the course or connection of his employment.

8. HA-LO shall pay any and all unused vacation time "Nemlich" has remaining with his final paycheck. "Nemlich" agrees that he has thirteen (13) accrued and unused vacation days remaining in 1999.

9. This Release shall be governed by and interpreted in accordance with the laws of the State of Illinois.

10. "Nemlich" acknowledges that he has entered into this Release freely and voluntarily.

11. By this document, HA-LO has advised "Nemlich" to consult with an attorney concerning this Agreement and to discuss its terms with an attorney.


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12.  It is expressly understood and agreed by "Nemlich" that the terms of this
     Agreement shall be confidential and that he shall not make any statements, oral or written, pertaining to or in any way connected with his employment with HA-LO of his separation of employment therefrom, or to any element of this Agreement, or any other terms of the Agreement, other than to state that the matter has been settled, if asked.

13. It is expressly understood and agreed by "Nemlich" that all of his attorney's fees and costs, if any, incurred by him are to be satisfied out of the payment set forth in paragraph 5 and that HA-LO shall have no liability for attorney's fees and costs of any other matter.

14. This Agreement and its exhibits, if any constitute and contain the entire agreement between "Nemlich" and HA-LO with respect to the subject matter hereof. This Agreement supersedes any and all prior negotiations, agreements (including but not limited to the April 15, 1996 Employment Agreement between HA-LO and "Nemlich"), understandings, correspondence, communications, covenants, arrangements, representations and warranties, whether oral or written (together the "Prior Communications") and no one may rely or shall be deemed to have relied upon such Prior Communications.

15. This Agreement may only be modified, amended or supplemented by a writing executed by the parties affected by such modification, amendment or supplement.

16. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such inability or uneforceability shall not be construed as though such invalid or unenforceable provision had never been contained herein. If a provision is severed under this paragraph, the parties agree to negotiate in good faith to replace such provision with a provision that closely approximates the intent of the severed provision.

17. HA-LO provided this document to "Nemlich" on or about September 30, 1999. "Nemlich" has a period of 21 calendar days to consider signing this document. If "Nemlich" chooses to sign this document, he may revoke his assent at any time within a period of seven (7) calendar days following the execution by him by providing written notice of same to David McGee, HA-LO's Human Resources Director, 5980 West Touhy Avenue, Niles, Illinois, 60714-4610, fax number (847) 588-8813.

I HAVE READ AND UNDERSTAND AND AGREE TO BE BOUND BY THE ABOVE RELEASE. I HAVE BEEN ADVISED TO SEEK THE ADVICE OF AN ATTORNEY OF MY OWN CHOOSING. I HAVE SIGNED THIS RELEASE FREELY AND VOLUNTARILY.

                                            HA-LO INDUSTIRES, INC.,

_____________________________               By: _______________________________
Michael Nemlich                                 It's authorized agent

Dated:__________________